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                                                                     EXHIBIT 5.1



                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

              Telephone (650) 493-9300  Facsimile (650) 493-6811



                                October 8, 1999



Covad Communications Group, Inc.
2330 Central Expressway
Santa Clara, CA 95050

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on October 8, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 14,950,000 shares of Common Stock of Covad Communications Group, Inc. (the "Shares") to be sold by you and the Selling Stockholders named therein. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale and issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,


                                       /s/ WILSON SONSINI GOODRICH & ROSATI
                                       ------------------------------------
                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation